Filed Pursuant to Rule 433

Registration Statement Nos. 333-202913 and 333-180300-03

January 19, 2016

ETN Website Update

January 2016

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CREDIT SUISSE X-Links Exchange Traded Notes

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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
CSCB	X-Links Commodity Benchmark ETN	$9.92	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
CSCR	X-Links Commodity Rotation ETN	$12.53	0.85%	Factsheet	Prospectus	N/A
CSLS	X-Links Long/Short Equity ETN	$26.97	0.45%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMA	X-Links Merger Arbitrage ETN	$19.54	0.55%	Factsheet	Prospectus	Pricing Supplement Addendum
GLDI	X-Links Gold Shares Covered Call ETN	$10.61	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
MLPN	X-Links Cushing® MLP Infrastructure ETN	$17.09	0.85%	Factsheet	Prospectus	Pricing Supplement Addendum
MLTI	X-Links Multi-Asset High Income ETN	$24.82	0.84%	Factsheet	Prospectus	N/A
SLVO	X-Links Silver Shares Covered Call ETN	$9.28	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 2016 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

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2

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Commodities

CREDIT SUISSE X-Links Exchange Traded Notes

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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
CSCB	X-Links Commodity Benchmark ETN	$9.92	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
CSCR	X-Links Commodity Rotation ETN	$12.53	0.85%	Factsheet	Prospectus	N/A
GLDI	X-Links Gold Shares Covered Call ETN	$10.61	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
SLVO	X-Links Silver Shares Covered Call ETN	$9.28	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE

3

Commodities

Equities

CREDIT SUISSE X-Links Exchange Traded Notes

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All ETNs

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Commodities
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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
CSLS	X-Links Long/Short Equity ETN	$26.97	0.45%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMA	X-Links Merger Arbitrage ETN	$19.54	0.55%	Factsheet	Prospectus	Pricing Supplement Addendum
MLTI	X-Links Multi-Asset High Income ETN	$24.82	0.84%	Factsheet	Prospectus	N/A

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE

4

Equities

Hybrids

CREDIT SUISSE X-Links Exchange Traded Notes

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All ETNs

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Commodities
Equities
Hybrids
MLPs

Strategy

Alternative Beta
Commodity Strategies
Income Potential

X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
GLDI	X-Links Gold Shares Covered Call ETN	$10.61	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
MLTI	X-Links Multi-Asset High Income ETN	$24.82	0.84%	Factsheet	Prospectus	N/A
SLVO	X-Links Silver Shares Covered Call ETN	$9.28	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE
5

Hybrids

MLPs

CREDIT SUISSE X-Links Exchange Traded Notes

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All ETNs

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Commodities
Equities
Hybrids
MLPs

Strategy

Alternative Beta
Commodity Strategies
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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
MLPN	X-Links Cushing® MLP Infrastructure ETN	$17.09	0.85%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE
6

MLPs

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CREDIT SUISSE X-Links Exchange Traded Notes

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Commodities
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Alternative Beta
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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee [1]	Factsheet	Prospectus	Pricing Supplement Addendum
CSLS	X-Links Long/Short Equity ETN	$26.97	0.45%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMA	X-Links Merger Arbitrage ETN	$19.54	0.55%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE
7

Alternative Beta

Commodity Strategies

CREDIT SUISSE X-Links Exchange Traded Notes

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All ETNs

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Commodities
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Hybrids
MLPs

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Alternative Beta
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X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
CSCB	X-Links Commodity Benchmark ETN	$9.92	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
CSCR	X-Links Commodity Rotation ETN	$12.53	0.85%	Factsheet	Prospectus	N/A

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE
8

Commodity Strategies

Income Potential

CREDIT SUISSE X-Links Exchange Traded Notes Contact Us

All ETNs

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Commodities
Equities
Hybrids
MLPs

Strategy

Alternative Beta
Commodity Strategies
Income Potential

X-Links: Innovation. Access. Exposure.

Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of January 08, 2016)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
GLDI	X-Links Gold Shares Covered Call ETN	$10.61	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
MLPN	X-Links Cushing® MLP Infrastructure ETN	$17.09	0.85%	Factsheet	Prospectus	Pricing Supplement Addendum
MLTI	X-Links Multi-Asset High Income ETN	$24.82	0.84%	Factsheet	Prospectus	N/A
SLVO	X-Links Silver Shares Covered Call ETN	$9.28	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

CREDIT SUISSE 9

Income Potential

CSCB – Overview Pg 1

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Home > CSCB

CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D472
Primary Exchange:	NYSE Arca
Inception Date:	June 11, 2013

CREDIT SUISSE

10

CSCB – Overview Pg 1

CSCB – Overview Pg 2

Maturity Date:	June 15, 2033
Investor Fee Factor[1]:	0.65%
Underlying Index:	Credit Suisse Commodity Benchmark Total Return Index
Index Ticker:	CSIXTR

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

CREDIT SUISSE
11

CSCB – Overview Pg 2

CSCB – Performance Pg 1

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Home > CSCB

CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of January 08, 2016)			
Closing Indicative Value:	$9.92	Market Cap:	$1,110,000
Closing Traded Price:	$11.10	ETNs Outstanding:	100,000

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSCBIV (ETN Indicative Value)*	-7.81%	-22.56%	-28.58%	-5.52%	-30.92%	-50.40%
CSIXTR	-7.82%	-22.49%	-28.36%	-5.54%	-30.51%	-49.58%

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CSCB – Performance Pg 1

CSCB – Performance Pg 2

Historical performance data is not indicative of future performance of the Credit Suisse Commodity Benchmark Total Return Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSIXTR):

Performance Periods: 1 Year

Performance of the Credit Suisse Commodity Benchmark Total Return Index

4400
4200
4000
3800
3600
3400
3200
3000
2800
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse Commodity Benchmark Total Return Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

CREDIT SUISSE
13

CSCB – Performance Pg 2

CSCB – Performance Pg 3

Performance Chart (CSCBIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Commodity Benchmark ETN Indicative Value

15
14
13
12
11
10
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Print

CREDIT SUISSE

14

CSCB – Performance Pg 3

CSCB – Index Components Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > CSCB

CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Sugar #5	LSU	0.20%
Coffee Robusta	LRC	0.34%
Feeder Cattle	FC	0.41%
Soybean Oil	BO	0.45%
Milling Wheat	BL2	0.64%
Soybean Meal	SM	0.68%
Cocoa (ICE)	CC	0.78%

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CSCB – Index Components Pg 1

CSCB – Index Components Pg 2

Cocoa (LIFFE)	LCC	0.87%
Copper High Grade	HG	0.90%
HRW Wheat	KW	1.16%
Palladium	PA	1.56%
Platinum	PL	1.69%
Silver	SI	1.73%
Lead Standard	MPB	1.79%
Coffee 'C' Arabica	KC	1.81%
Lean Hogs	LH	1.93%
Live Cattle	LC	2.00%
Zinc High Grade	MZN	2.04%
Nickel Primary	MNI	2.10%
Cotton	CT	2.47%
Soybeans	S	2.50%
Sugar #11	SB	2.62%
SRW Wheat	W	2.78%
Heating Oil	HO	2.84%
Gasoil	LGO	3.02%
Copper Grade A.	MCU	3.02%
Aluminium Primary	MAL	3.29%
Gold	GC	3.43%
Natural Gas	NG	3.62%
WTI Crude Oil (ICE)	WTCL	4.43%
Corn	C	4.80%
RBOB Gasoline	RB	6.63%
WTI Crude Oil	CL	13.80%
Brent Crude Oil	LCO	17.65%

* Weights are as of December 31, 2015.

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CSCB – Index Components Pg 2

CSCR – Overview Pg 1

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D456
Primary Exchange:	NYSE Arca
Inception Date:	June 11, 2013

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CSCR – Overview Pg 1

CSCR – Overview Pg 2

Maturity Date:	June 15, 2033
Investor Fee Factor[1]:	0.85%
Underlying Index:	Credit Suisse Commodity Backwardation Total Return Index
Index Ticker:	CSCUBKTR

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

CREDIT SUISSE
18

CSCR – Overview Pg 2

CSCR – Performance Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of January 08, 2016)			
Closing Indicative Value:	$12.53	Market Cap:	$1,010,100
Closing Traded Price:	$12.95	ETNs Outstanding:	78,000

CREDIT SUISSE 19

CSCR – Performance Pg 1

CSCR – Performance Pg 2

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSCRIV (ETN Indicative Value)*	-1.96%	-6.70%	-14.24%	-3.39%	-18.69%	-37.35%
CSCUBKTR	-1.86%	-6.53%	-13.86%	-3.37%	-17.98%	-35.96%

Historical performance data is not indicative of future performance of the Credit Suisse Commodity Backwardation Total Return Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSCUBKTR):

Performance Periods: 1 Year

Performance of the Credit Suisse Commodity Backwardation Total Return Index

14500
14000
13500
13000
12500
12000
11500
11000
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

CREDIT SUISSE
20

CSCR – Performance Pg 2

CSCR – Performance Pg 3

The above chart sets forth the actual historical performance of the Credit Suisse Commodity Backwardation Total Return Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (CSCRIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Commodity Rotation ETN Indicative Value

16
16
15
15
14
14
13
13
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CREDIT SUISSE

21

CSCR – Performance Pg 3

CSCR – Index Components Pg 1

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Silver	SI	11.91%
Cocoa (ICE)	CC	11.92%

CREDIT SUISSE

22

CSCR – Index Components Pg 1

CSCR – Index Components Pg 2

Gold	GC	12.26%
Nickel Primary	MNI	12.30%
Sugar #11	SB	12.49%
Copper Grade A.	MCU	12.79%
Live Cattle	LC	13.10%
Lead Standard	MPB	13.31%

* Weights are as of December 31, 2015.

CREDIT SUISSE
23

CSCR – Index Components Pg 2

CSLS – Overview Pg 1

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D878
Primary Exchange:	NYSE Arca
Inception Date:	February 19, 2010

CREDIT SUISSE

24

CSLS – Overview Pg 1

CSLS – Overview Pg 2

Maturity Date:	February 19, 2020
Annual Investor Fee[1]:	0.45%
Index Fee:	0.50%
Underlying Index:	Credit Suisse Long/Short Liquid Index (Net)
Index Ticker:	CSLABLN

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

Print

CREDIT SUISSE

25

CSLS – Overview Pg 2

CSLS – Performance Pg 1

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | **Performance** | Index Components

X-Links Monthly Performance Update

CREDIT SUISSE

26

CSLS – Performance Pg 1

CSLS – Performance Pg 2

Data (as of January 08, 2016)			
Closing Indicative Value:	$26.97	Market Cap:	$27,256,336
Closing Traded Price:	$27.25	ETNs Outstanding:	1,000,372

Performance (as of January 08, 2016)						
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSLSIV (ETN Indicative Value)*	-2.16%	0.86%	2.89%	-1.57%	5.52%	N/A
CSLABLN	-2.07%	0.97%	3.08%	-1.51%	5.90%	N/A

Historical performance data is not indicative of future performance of the Credit Suisse Long/Short Liquid Index (Net) or of what the value of the ETNs may be. The index includes 0.50% p.a. index calculation fee. The ETN includes 0.45% p.a. investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CREDIT SUISSE

27

CSLS – Performance Pg 2

CSLS – Performance Pg 3

Performance Chart (CSLABLN):

Performance Periods: 1 Year

Performance of the Credit Suisse Long/Short Liquid Index (Net)

1400
1380
1360
1340
1320
1300
1280
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS L/S Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.5% p.a. of index calculation fee. Index performance does not reflect any fees or charges applicable to the ETNs.

CREDIT SUISSE

28

CSLS – Performance Pg 3

CSLS – Performance Pg 4

Performance Chart (CSLSIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Long/Short Equity ETN Indicative Value

28
27
27
26
26
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CREDIT SUISSE
29

CSLS – Performance Pg 4

CSLS – Index Components Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)
Pricing Supplement Addendum

Overview | Performance | **Index Components**

Index Components

Name	Ticker	Weight*
Russell 2000 Value Index	.RUJ	-22.12%
S&P 500 Index	.SPX	-13.68%

CREDIT SUISSE

30

CSLS – Index Components Pg 1

CSLS – Index Components Pg 2

Industrial Select Sector Index	.IXI2	-5.97%
Russell 2000 Growth Index	.RUO	22.09%
NASDAQ 100 Index	.NDX	32.53%
USD Cash	USD=	87.15%

* Weights are as of December 31, 2015.

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CREDIT SUISSE

31

CSLS – Index Components Pg 2

CSMA – Overview Pg 1

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Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D845
Primary Exchange:	NYSE Arca
Inception Date:	October 01, 2010

CREDIT SUISSE

32

CSMA – Overview Pg 1

CSMA – Overview Pg 2

Maturity Date:	October 06, 2020
Investor Fee Factor[1]:	0.55%
Index Fee:	0.50%
Underlying Index:	Credit Suisse Merger Arbitrage Liquid Index (Net)
Index Ticker:	CSLABMN

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

Print

CREDIT SUISSE

33

CSMA – Overview Pg 2

CSMA – Performance Pg 1

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Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

CREDIT SUISSE

34

CSMA – Performance Pg 1

CSMA – Performance Pg 2

X-Links Monthly Performance Update

Data (as of January 08, 2016)			
Closing Indicative Value:	$19.54	Market Cap:	$5,385,391
Closing Traded Price:	$19.24	ETNs Outstanding:	279,906

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSMAIV (ETN Indicative Value)*	0.14%	-0.42%	-0.41%	-0.68%	0.29%	N/A
CSLABMN	0.16%	-0.30%	-0.15%	-0.70%	0.81%	N/A

Historical performance data is not indicative of future performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) or of what the value of the ETNs may be. The index includes 0.50% p.a. index calculation fee. The ETN includes 0.55% p.a. investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CREDIT SUISSE 35

CSMA – Performance Pg 2

CSMA – Performance Pg 3

Performance Chart (CSLABMN):

Performance Periods: 1 Year

Performance of the Credit Suisse Merger Arbitrage Liquid Index (Net)

1100
1095
1090
1085
1080
1075
1070
1065
1060
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS Merger Arbitrage Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include any other fees or charges applicable to the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

CREDIT SUISSE
36

CSMA – Performance Pg 3

CSMA – Performance Pg 4

Performance Chart (CSMAIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Merger Arbitrage ETN Indicative Value

Closing Level
20
20
20
20
20
20
19
19
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Print

CREDIT SUISSE

37

CSMA – Performance Pg 4

CSMA – Index Components Pg 1

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Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Pfizer Inc	PFE	-5.08%
Dow Chemical Co/The	DOW	-3.50%

CREDIT SUISSE

38

CSMA – Index Components Pg 1

CSMA – Index Components Pg 2

Koninklijke Ahold NV	AHLN.AS	-3.08%
Nokia OYJ	NOKIA.HE	-2.80%
Halliburton Co	HAL	-2.44%
Royal Dutch Shell PLC	RDSa.L	-2.43%
DENTSPLY International Inc	XRAY.O	-2.07%
ACE Ltd	ACE	-2.03%
Anthem Inc	ANTM	-1.90%
Weyerhaeuser Co	WY	-1.88%
Enel SpA	ENEI.MI	-1.86%
Aetna Inc	AET	-1.72%
Schlumberger Ltd	SLB	-1.69%
KeyCorp	KEY	-1.37%
Lam Research Corp	LRCX.O	-1.31%
New York Community Bancorp Inc	NYCB	-1.30%
Vonovia SE	VNAn.DE	-1.30%
Centene Corp	CNC	-1.29%
Suncor Energy Inc	SU.TO	-1.24%
ARRIS Group Inc	ARRS.O	-0.89%
BBCN Bancorp Inc	BBCN.O	-0.84%

CREDIT SUISSE
39

CSMA – Index Components Pg 2

CSMA – Index Components Pg 3

comScore Inc	SCOR.O	-0.77%
American Homes 4 Rent	AMH	-0.76%
Equinix Inc	EQIX.O	-0.75%
Snyder's-Lance Inc	LNCE.O	-0.74%
Global Payments Inc	GPN	-0.57%
Staples Inc	SPLS.O	-0.52%
Nexstar Broadcasting Group Inc	NXST.O	-0.44%
Microsemi Corp	MSCC.O	-0.26%
Boulder Brands Inc	BDBD.O	0.75%
American Residential Properties Inc	ARPI	0.76%
RealD Inc	RLD	0.76%
Rentrak Corp	RENT.O	0.78%
BHF Kleinwort Benson Group	BHFKB.BR	0.79%
Wilshire Bancorp Inc	WIBC.O	0.80%
Inland Real Estate Corp	IRC	0.85%
Constant Contact Inc	CTCT.O	0.86%
UTi Worldwide Inc	UTIW.O	0.87%
Industrial & Financial Systems	IFSb.ST	0.89%

CREDIT SUISSE

40

CSMA – Index Components Pg 3

CSMA – Index Components Pg 4

Pep Boys-Manny Moe & Jack/The	PBY	0.89%
Montupet	MNTP.PA	0.92%
USG People NV	USGP.AS	0.93%
China Cord Blood Corp	CO	0.95%
Koninklijke Ten Cate NV	NTCN.AS	0.99%
Diamond Foods Inc	DMND.O	1.08%
MedAssets Inc	MDAS.O	1.12%
Fairchild Semiconductor International Inc	FCS.O	1.14%
Canadian Oil Sands Ltd	COS.TO	1.15%
Media General Inc	MEG	1.17%
PMC-Sierra Inc	PMCS.O	1.20%
Pace PLC	PIC.L	1.23%
Heartland Payment Systems Inc	HPY	1.25%
Astoria Financial Corp	AF	1.26%
Telecity Group PLC	TCY.L	1.36%
Office Depot Inc	ODP.O	1.42%
OmniVision Technologies Inc	OVTI.O	1.47%
Avolon Holdings Ltd	AVOL	1.54%
Solera Holdings Inc	SLH.O	1.60%
Piedmont Natural Gas Co Inc	PNY	1.61%
Amlin PLC	AML.L	1.63%

CREDIT SUISSE
41

CSMA – Index Components Pg 4

CSMA – Index Components Pg 5

First Niagara Financial Group Inc	FNFG.O	1.65%
King Digital Entertainment Plc	KING.O	1.66%
StanCorp Financial Group Inc	SFG	1.68%
SolarWinds Inc	SWI	1.69%
Symetra Financial Corp	SYA	1.69%
Dyax Corp	DYAX.O	1.70%
Keurig Green Mountain Inc	GMCR.O	1.71%
BioMed Realty Trust Inc	BMR	1.82%
Deutsche Wohnen AG	DWNG.DE	1.83%
Airgas Inc	ARG	1.84%
Enel Green Power SpA	EGPW.MI	1.85%
Plum Creek Timber Company Inc	PCL	1.87%
TECO Energy Inc	TE	1.90%
Cablevision Systems Corp	CVC	1.93%
TNT Express NV	TNTE.AS	1.95%
Rite Aid Corp	RAD	1.99%
Cleco Corp	CNL	2.02%
Sirona Dental Systems Inc	SIRO.O	2.05%
Cameron International Corp	CAM	2.14%
Health Net Inc/CA	HNT	2.16%
AGL RESOURCES INC	GAS	2.18%
KLA-Tencor Corp	KLAC.O	2.30%
Alcatel-Lucent	ALUA.PA	2.82%
Baker Hughes Inc	BHI	2.95%
Delhaize Group SA	DELB.BR	2.99%

CREDIT SUISSE
42

CSMA – Index Components Pg 5

CSMA – Index Components Pg 6

Precision Castparts Corp	PCP	3.32%
Humana Inc	HUM	3.40%
BG Group PLC	BG.L	3.52%
EI du Pont de Nemours & Co	DD	3.53%
Chubb Corp/The	CB	3.82%
Cigna Corp	CI	3.87%
Allergan plc	AGN	4.35%
SABMiller PLC	SAB.L	4.56%
Pepco Holdings Inc	POM	5.20%
USD Cash	USD=	26.87%

* Weights are as of December 31, 2015.

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CREDIT SUISSE

43

CSMA – Index Components Pg 6

GLDI – Overview Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

ETN Profile	
CUSIP:	22542D480
Primary Exchange:	NASDAQ
Inception Date:	January 28, 2013

CREDIT SUISSE

44

GLDI – Overview Pg 1

GLDI – Overview Pg 2

Maturity Date:	February 02, 2033
Annual Investor Fee[1]:	0.65%
Current Yield:	"Coupon History" Tab
Underlying Index:	Credit Suisse NASDAQ Gold FLOWS™ 103 Index
Index Ticker:	QGLDI

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

CREDIT SUISSE

45

GLDI – Overview Pg 2

GLDI – Performance Pg 1

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Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

X-Links Monthly Performance Update

CREDIT SUISSE

46

GLDI – Performance Pg 1

GLDI – Performance Pg 2

Data (as of January 08, 2016)			
Closing Indicative Value:	$10.61	Market Cap:	$35,146,065
Closing Traded Price:	$10.65	ETNs Outstanding:	3,300,100

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
GLDIIV (ETN Indicative Value)*	1.73%	-4.59%	-7.26%	3.11%	-13.10%	-46.95%
QGLDI: Credit Suisse NASDAQ Gold FLOWS™ 103 Index	1.80%	-4.46%	-6.94%	3.15%	-12.57%	-45.93%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
Historical performance data reflects the price return only and does not include distributions of GLDI nor the distributions of its underlying index, QGLDI.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CREDIT SUISSE
47

GLDI – Performance Pg 2

GLDI – Performance Pg 3

Performance Chart (QGLDI):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index

4200
4100
4000
3900
3800
3700
3600
3500
3400
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index from October 15, 2012 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

CREDIT SUISSE
48

GLDI – Performance Pg 3

GLDI – Performance Pg 4

Performance Chart (GLDIIV):

Performance Periods: 1 Year

13
12
12
11
11
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Print

CREDIT SUISSE

49

GLDI – Performance Pg 4

GLDI – Coupon History Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

Coupon Payment Schedule

CREDIT SUISSE

50

GLDI – Coupon History Pg 1

January 2016

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

MLTI: X-Links Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the “ETNs” or “MLTI”), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

1

MLPN: X-Links Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the “ETNs” or “MLPN”), which are linked to the return of the Cushing® 30 MLP Index (the “Index”). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

2

GLDI: X-Links Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

3

SLVO: X-Links Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

4

Selected Investment Considerations

•	An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled “Risk Factors” in the applicable pricing supplement.
•	The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
•	You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
•	Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
•	The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

•	The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
•	We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
•	Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG (“Credit Suisse”) has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=SLVO

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | Website: www.credit-suisse.com/etn

Copyright ©2016 CREDIT SUISSE AG and/or its affiliates. All rights reserved.

5

GLDI – Coupon History Pg 2

Current Yield (annualized)* 9.16%			
Ex Date	**Record Date**	**Payment Date**	**Coupon**
December 18, 2015	December 22, 2015	December 28, 2015	$0.0578
November 18, 2015	November 20, 2015	November 25, 2015	$0.1247
October 19, 2015	October 21, 2015	October 26, 2015	$0.0604
September 18, 2015	September 22, 2015	September 25, 2015	$0.1021
August 18, 2015	August 20, 2015	August 25, 2015	$0.0469
July 20, 2015	July 22, 2015	July 27, 2015	$0.0764
June 18, 2015	June 22, 2015	June 25, 2015	$0.0882
May 18, 2015	May 20, 2015	May 26, 2015	$0.0328
April 20, 2015	April 22, 2015	April 27, 2015	$0.0641
March 18, 2015	March 20, 2015	March 25, 2015	$0.0801
February 18, 2015	February 20, 2015	February 25, 2015	$0.1552
January 16, 2015	January 21, 2015	January 26, 2015	$0.1442
December 18, 2014	December 22, 2014	December 29, 2014	$0.2317

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GLDI – Coupon History Pg 2

GLDI – Coupon History Pg 3

November 18, 2014	November 20, 2014	November 25, 2014	$0.1464
October 20, 2014	October 22, 2014	October 27, 2014	$0.0476
September 18, 2014	September 22, 2014	September 25, 2014	$0.1389
August 18, 2014	August 20, 2014	August 26, 2014	$0.0774
July 18, 2014	July 22, 2014	July 25, 2014	$0.0722
June 18, 2014	June 20, 2014	June 25, 2014	$0.0491
May 19, 2014	May 21, 2014	May 27, 2014	$0.0939
April 17, 2014	April 22, 2014	April 25, 2014	$0.1764
March 18, 2014	March 20, 2014	March 25, 2014	$0.2008
February 19, 2014	February 21, 2014	February 26, 2014	$0.1086
January 17, 2014	January 22, 2014	January 27, 2014	$0.1355
December 18, 2013	December 20, 2013	December 27, 2013	$0.1167
November 18, 2013	November 20, 2013	November 25, 2013	$0.1269
October 18, 2013	October 22, 2013	October 25, 2013	$0.0829
September 18, 2013	September 20, 2013	September 25, 2013	$0.2090

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GLDI – Coupon History Pg 3

GLDI – Coupon History Pg 4

August 18, 2014	August 20, 2014	August 26, 2014	$0.0774
July 18, 2014	July 22, 2014	July 25, 2014	$0.0722
June 18, 2014	June 20, 2014	June 25, 2014	$0.0491
May 19, 2014	May 21, 2014	May 27, 2014	$0.0939
April 17, 2014	April 22, 2014	April 25, 2014	$0.1764
March 18, 2014	March 20, 2014	March 25, 2014	$0.2008
February 19, 2014	February 21, 2014	February 26, 2014	$0.1086
January 17, 2014	January 22, 2014	January 27, 2014	$0.1355
December 18, 2013	December 20, 2013	December 27, 2013	$0.1167
November 18, 2013	November 20, 2013	November 25, 2013	$0.1269
October 18, 2013	October 22, 2013	October 25, 2013	$0.0829
September 18, 2013	September 20, 2013	September 25, 2013	$0.2090
August 19, 2013	August 21, 2013	August 27, 2013	$0.3479
July 18, 2013	July 22, 2013	July 25, 2013	$0.1717
June 18, 2013	June 20, 2013	June 25, 2013	$0.1340
May 20, 2013	May 22, 2013	May 28, 2013	$0.0572
April 18, 2013	April 22, 2013	April 25, 2013	$0.1319
March 18, 2013	March 20, 2013	March 25, 2013	$0.0724
February 15, 2013	February 20, 2013	February 25, 2013	$0.1146

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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53

GLDI – Coupon History Pg 4

MLPN – Overview Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

ETN Profile	
CUSIP:	22542D852
Primary Exchange:	NYSE Arca
Inception Date:	April 13, 2010

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MLPN – Overview Pg 1

MLPN – Overview Pg 2

Maturity Date:	April 20, 2020
Annual Investor Fee[1]:	0.85%
Current Yield:	"Coupon History" Tab
Underlying Index:	Cushing® 30 MLP Index
Index Ticker:	MLPX

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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CREDIT SUISSE

55

MLPN – Overview Pg 2

MLPN – Performance Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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MLPs

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Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

X-Links Monthly Performance Update

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MLPN – Performance Pg 1

MLPN – Performance Pg 2

Data (as of January 08, 2016)			
Closing Indicative Value:	$17.09	Market Cap:	$410,243,817
Closing Traded Price:	$17.02	ETNs Outstanding:	24,103,632

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
MLPNIV (ETN Indicative Value)*	2.89%	-27.03%	-38.81%	-8.24%	-44.89%	N/A
MLPX: Cushing® 30 MLP Index	2.90%	-27.05%	-38.88%	-8.23%	-44.98%	-14.58%

Historical performance data is not indicative of future performance of the Cushing® 30 MLP Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. investor fee. Historical performance data reflects the price return only and does not include distributions of MLPN nor the distributions of the components of its underlying index, MLPX. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

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57

MLPN – Performance Pg 2

MLPN – Performance Pg 3

Performance Chart (MLPX):

Performance Periods: 1 Year

Performance of the Cushing® 30 MLP Index

450
400
350
300
250
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Cushing® 30 MLP Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

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MLPN – Performance Pg 3

MLPN – Performance Pg 4

Performance Chart (MLPNIV):

Performance Periods: 1 Year

32
30
28
26
24
22
20
18
16
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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CREDIT SUISSE

59

MLPN – Performance Pg 4

MLPN – Index Components Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes Contact U

All ETNs

Asset Class

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Equities
Hybrids
MLPs

Strategy

Alternative Beta
Commodity Strategies
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Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

Index Components

Name	Ticker	Weight*
Rose Rock Midstream LP	RRMS UN	2.69%
Ferrellgas Partners LP	FGP UN	2.94%

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MLPN – Index Components Pg 1

MLPN – Index Components Pg 2

AmeriGas Partners LP	APU UN	2.95%
Targa Resources Corp	TRGP UN	3.06%
TARGA RESOURCES PARTNERS LP	NGLS UN	3.14%
Magellan Midstream Partners	MMP UN	3.16%
EQT Midstream Partners LP	EQM UN	3.17%
Enterprise Product Partners LP	EPD UN	3.17%
Tesoro Logistics LP	TLLP UN	3.20%
Alliance Resource Partners	ARLP UQ	3.20%
Enbridge Energy Partners LP	EEP UN	3.25%
Sunoco LP	SUN UN	3.27%
Tallgrass Energy Partners LP	TEP UN	3.33%
Plains All American Pipeline LP	PAA UN	3.38%
Sunoco Logistics Partners LP	SXL UN	3.38%
EnLink Midstream Partners LP	ENLK UN	3.40%
DCP Midstream Partners LP	DPM UN	3.41%
Western Refining Logistics LP	WNRL UN	3.42%
Buckeye Partners LP	BPL UN	3.43%
MPLX LP	MPLX UN	3.44%
Western Gas Partners LP	WES UN	3.45%
The Williams Companies Inc	WMB UN	3.47%
Energy Transfer Partners LP	ETP UN	3.48%

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MLPN – Index Components Pg 2

MLPN – Index Components Pg 3

Boardwalk Pipeline Partners	BWP UN	3.51%
NGL Energy Partners LP	NGL UN	3.53%
Williams Partners LP	WPZ UN	3.55%
Summit Midstream Partners L.P.	SMLP UN	3.57%
Energy Transfer Equity LP	ETE UN	3.60%
Plains GP Holdings LP	PAGP UN	3.66%
ONEOK Partners LP	OKS UN	3.84%

* Weights are as of December 31, 2015.

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MLPN – Index Components Pg 3

MLPN – Coupon History Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 9.27%

Ex Date	Record Date	Payment Date	Coupon
November 25, 2015	November 30, 2015	December 08, 2015	$0.3961
August 26, 2015	August 28, 2015	September 08, 2015	$0.3832

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MLPN – Coupon History Pg 1

January 2016

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

MLTI: X-Links Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the “ETNs” or “MLTI”), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

1

MLPN: X-Links Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the “ETNs” or “MLPN”), which are linked to the return of the Cushing® 30 MLP Index (the “Index”). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

2

GLDI: X-Links Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

3

SLVO: X-Links Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

4

Selected Investment Considerations

•	An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled “Risk Factors” in the applicable pricing supplement.
•	The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
•	You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
•	Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
•	The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

•	The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
•	We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
•	Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG (“Credit Suisse”) has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=SLVO

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | Website: www.credit-suisse.com/etn

Copyright ©2016 CREDIT SUISSE AG and/or its affiliates. All rights reserved.

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MLPN – Coupon History Pg 2

May 27, 2015	May 29, 2015	June 08, 2015	$0.3591
February 26, 2015	March 02, 2015	March 10, 2015	$0.3488
November 26, 2014	December 01, 2014	December 09, 2014	$0.3560
August 26, 2014	August 28, 2014	September 08, 2014	$0.3476
May 27, 2014	May 29, 2014	June 06, 2014	$0.3426
February 27, 2014	March 03, 2014	March 11, 2014	$0.3265
November 26, 2013	November 29, 2013	December 09, 2013	$0.3308
August 26, 2013	August 28, 2013	September 06, 2013	$0.3225
May 24, 2013	May 29, 2013	June 06, 2013	$0.3636
February 27, 2013	March 01, 2013	March 11, 2013	$0.3447
November 27, 2012	November 29, 2012	December 07, 2012	$0.3342
August 24, 2012	August 28, 2012	September 06, 2012	$0.3271
May 24, 2012	May 29, 2012	June 06, 2012	$0.3613
February 27, 2012	February 29, 2012	March 08, 2012	$0.3326

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MLPN – Coupon History Pg 3

November 25, 2011	November 29, 2011	December 07, 2011	$0.3347
August 24, 2011	August 26, 2011	September 06, 2011	$0.3197
May 25, 2011	May 27, 2011	June 07, 2011	$0.3228
February 25, 2011	March 01, 2011	March 09, 2011	$0.2946
November 24, 2010	November 29, 2010	December 07, 2010	$0.2993
August 25, 2010	August 27, 2010	September 07, 2010	$0.2900
May 26, 2010	May 28, 2010	June 08, 2010	$0.3192

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the most recent coupon shown above, multiplied by four (to annualize such coupon), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the most recent coupon, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable quarterly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon may vary significantly from quarter to quarter. Accordingly, the ETN's current yield will change over time. For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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MLPN – Coupon History Pg 3

MLTI – Overview Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

ETN Profile	
CUSIP:	22539T399

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MLTI – Overview Pg 1

MLTI – Overview Pg 2

Primary Exchange:	NYSE Arca
Inception Date:	September 29, 2015
Maturity Date:	September 28, 2035
Annualized Tracking Fee Rate[1]:	0.84%, accrued on a daily basis
Current Yield:	"Coupon History" Tab
Underlying Index:	NYSE Multi-Asset High Income Index
Index Ticker:	NYMLTI

1. In addition to the Accrued Tracking Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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MLTI – Overview Pg 2

MLTI – Performance Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

X-Links Monthly Performance Update

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MLTI – Performance Pg 1

MLTI – Performance Pg 2

Data (as of January 08, 2016)			
Closing Indicative Value:	$24.82	Market Cap:	$25,109,900
Closing Traded Price:	$25.11	ETNs Outstanding:	1,000,000

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
MLTIIV (ETN Indicative Value)*	-2.29%	-6.14%	N/A	-2.29%	N/A	-0.72%
NYMLTI: NYSE Multi-Asset High Income Index (Price Return)	-3.15%	-7.27%	-10.09%	-2.32%	N/A	-2.08%
NYMLTIG: NYSE Multi-Asset High Income Index (Gross Total Return)	-1.98%	-5.41%	-6.56%	-2.32%	N/A	0.09%

Historical performance data is not indicative of future performance of the NYSE Multi-Asset High Income Index (Price Return) or the NYSE Multi-Asset High Income Index (Gross Total Return). The ETN includes a 0.84% Annualized Tracking Fee Rate, accrued on a daily basis. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

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MLTI – Performance Pg 2

MLTI – Performance Pg 3

Performance Chart (NYMLTI):

Performance Periods: 6 Months

Performance of the NYSE Multi-Asset High Income Index (Price Return)

940
920
900
880
860
840
Closing Level
01 Aug 2015
01 Sep 2015
01 Oct 2015
01 Nov 2015
01 Dec 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the NYSE Multi-Asset High Income Index (Price Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

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MLTI – Performance Pg 3

MLTI – Performance Pg 4

Performance Chart (NYMLTIG):

Performance Periods: 6 Months

Performance of the NYSE Multi-Asset High Income Index (Gross Total Return)

980
960
940
920
900
880
Closing Level
01 Aug 2015
01 Sep 2015
01 Oct 2015
01 Nov 2015
01 Dec 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the NYSE Multi-Asset High Income Index (Gross Total Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

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MLTI – Performance Pg 4

MLTI – Performance Pg 5

Performance Chart (MLTIIV):

Performance Periods: 6 Months

27
26
26
25
25
Closing Level
12 Oct 2015
26 Oct 2015
09 Nov 2015
23 Nov 2015
07 Dec 2015
21 Dec 2015
04 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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MLTI – Performance Pg 5

MLTI – Target Weightings Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Target Weightings

Sector	Sector Target Weighting
Business Development Companies	15.0%

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MLTI – Target Weightings Pg 1

MLTI – Target Weightings Pg 2

High Yield Bonds	15.0%
Mortgage REITs	15.0%
Emerging Markets Bonds	12.5%
Preferred Stock / Convertible Bonds	12.5%
International Equities	10.0%
REITs	10.0%
U.S.-listed Equities	10.0%

The target weightings are as of September 23, 2015.

CREDIT SUISSE

74

MLTI – Target Weightings Pg 2

MLTI – Index Components Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

Contact Us

All ETNs

Asset Class

Commodities
Equities
Hybrids
MLPs

Strategy

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Index Components

Name	Ticker	Sector	Weight*
RLI Corp	RLI	US-listed Equities	0.01%

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MLTI – Index Components Pg 1

MLTI – Index Components Pg 2

Hawaiian Electric Industries Inc	HE	US-listed Equities	0.01%
ALLETE Inc	ALE	US-listed Equities	0.01%
Valley National Bancorp	VLY	US-listed Equities	0.02%
MDU Resources Group Inc	MDU	US-listed Equities	0.03%
Domtar Corp	UFS	US-listed Equities	0.03%
Waddell & Reed Financial Inc	WDR	US-listed Equities	0.03%
Old Republic International Corp	ORI	US-listed Equities	0.03%
PacWest Bancorp	PACW	US-listed Equities	0.04%
Great Plains Energy Inc	GXP	US-listed Equities	0.04%
Independence Realty Trust Inc	IRT	REITs	0.04%
Bluerock Residential Growth REIT Inc	BRG	REITs	0.04%
Questar Corp	STR	US-listed Equities	0.04%
OGE Energy Corp	OGE	US-listed Equities	0.04%
Alliant Energy Corp	LNT	US-listed Equities	0.05%
Whitestone REIT	WSR	REITs	0.05%
Six Flags Entertainment Corp	SIX	US-listed Equities	0.05%
Gladstone Commercial Corp	GOOD	REITs	0.05%
NiSource Inc	NI	US-listed Equities	0.07%
People's United Financial Inc	PBCT	US-listed Equities	0.07%
Huntsman Corp	HUN	US-listed Equities	0.07%
Pepco Holdings Inc	POM	US-listed Equities	0.07%
Pinnacle West Capital Corp	PNW	US-listed Equities	0.08%
GameStop Corp	GME	US-listed Equities	0.08%
AES Corp	AES	US-listed Equities	0.09%
Ameren Corp	AEE	US-listed Equities	0.09%

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MLTI – Index Components Pg 2

MLTI – Index Components Pg 3

Dynex Capital Inc	DX	Mortgage REITs	0.10%
Staples Inc	SPLS	US-listed Equities	0.11%
Apollo Residential Mortgage Inc	AMTG	Mortgage REITs	0.12%
AG Mortgage Investment Trust Inc	MITT	Mortgage REITs	0.13%
Franklin Street Properties Corp	FSP	REITs	0.13%
International Paper Co	IP	US-listed Equities	0.15%
Orchid Island Capital Inc	ORC	Mortgage REITs	0.15%
FirstEnergy Corp	FE	US-listed Equities	0.15%
Darden Restaurants Inc	DRI	US-listed Equities	0.16%
Coach Inc	COH	US-listed Equities	0.16%
PACCAR Inc	PCAR	US-listed Equities	0.16%
Ashford Hospitality Trust Inc	AHT	REITs	0.17%
CME Group Inc	CME	US-listed Equities	0.17%
Helmerich and Payne Inc	HP	US-listed Equities	0.17%
Public Service Enterprise Group Inc	PEG	US-listed Equities	0.17%
Consolidated Edison Inc	ED	US-listed Equities	0.18%
SPDR Wells Fargo Preferred Stock ETF	PSK	Preferred Stock/Convertible Bonds	0.18%
Marathon Oil Corp	MRO	US-listed Equities	0.21%
PPL Corp	PPL	US-listed Equities	0.21%
Dominion Resources Inc	D	US-listed Equities	0.22%
Best Buy Co Inc	BBY	US-listed Equities	0.22%
L Brands Inc	LB	US-listed Equities	0.23%
American Electric Power Company Inc	AEP	US-listed Equities	0.23%
Select Income Reit	SIR	REITs	0.24%
Resource Capital Corp	RSO	Mortgage REITs	0.24%
Western Asset Mortgage Capital Corp	WMC	Mortgage REITs	0.24%

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MLTI – Index Components Pg 3

MLTI – Index Components Pg 4

Baxter International Inc	BAX	US-listed Equities	0.25%
Emerson Electric Co	EMR	US-listed Equities	0.26%
Eaton Corporation PLC	ETN	US-listed Equities	0.26%
New York Mortgage Trust Inc	NYMT	Mortgage REITs	0.26%
Altisource Residential Corp	RESI	Mortgage REITs	0.29%
Sabra Health Care REIT Inc	SBRA	REITs	0.30%
Exelon Corp	EXC	US-listed Equities	0.32%
Gramercy Property Trust	GPT	REITs	0.33%
Government Properties Income Trust	GOV	REITs	0.35%
Lexington Realty Trust	LXP	REITs	0.36%
Medallion Financial Corp	TAXI	BDCs	0.36%
American Capital Mortgage Investment Corp	MTGE	Mortgage REITs	0.36%
Capstead Mortgage Corp	CMO	Mortgage REITs	0.37%
Occidental Petroleum Corp	OXY	US-listed Equities	0.39%
Costco Wholesale Corp	COST	US-listed Equities	0.39%
Golub Capital BDC Inc	GBDC	BDCs	0.41%
Triangle Capital Corp	TCAP	BDCs	0.41%
Geo Group Inc	GEO	REITs	0.42%
Medley Capital Corp	MCC	BDCs	0.43%
SPDR S&P Emerging Markets Dividend ETF	EDIV	International Equities	0.44%
BlackRock Capital Investment Corp	BKCC	BDCs	0.45%
Solar Capital Ltd	SLRC	BDCs	0.45%

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MLTI – Index Components Pg 4

MLTI – Index Components Pg 5

Philip Morris International Inc	PM	US-listed Equities	0.45%
CYS Investments Inc	CYS	Mortgage REITs	0.47%
PennantPark Investment Corp	PNNT	BDCs	0.48%
Altria Group Inc	MO	US-listed Equities	0.49%
Gaming and Leisure Properties Inc	GLPI	REITs	0.52%
Hatteras Financial Corp	HTS	Mortgage REITs	0.52%
Ford Motor Co	F	US-listed Equities	0.55%
PennyMac Mortgage Investment Trust	PMT	Mortgage REITs	0.55%
ARMOUR Residential REIT Inc	ARR	Mortgage REITs	0.57%
Hercules Technology Growth Capital Inc	HTGC	BDCs	0.60%
CBL & Associates Properties Inc	CBL	REITs	0.60%
Caterpillar Inc	CAT	US-listed Equities	0.62%
Hospitality Properties Trust	HPT	REITs	0.65%
Medical Properties Trust Inc	MPW	REITs	0.70%
New Mountain Finance Corp	NMFC	BDCs	0.73%
Corrections Corp of America	CXW	REITs	0.74%
Invesco Mortgage Capital Inc	IVR	Mortgage REITs	0.82%
Powershares Etf	PGF	Preferred Stock/Convertible Bonds	0.89%
Qualcomm Inc	QCOM	US-listed Equities	0.92%
Chimera Investment Corp	CIM	Mortgage REITs	0.95%
FS Investment Corp	FSIC	BDCs	0.97%
Fifth Street Finance Corp	FSC	BDCs	1.01%
Two Harbors Investment Corp	TWO	Mortgage REITs	1.10%

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MLTI – Index Components Pg 5

MLTI – Index Components Pg 6

Main Street Capital Corp	MAIN	BDCs	1.14%
Chevron Corp	CVX	US-listed Equities	1.16%
Spirit Realty Capital Inc	SRC	REITs	1.22%
Apollo Investment Corp	AINV	BDCs	1.28%
Taubman Centers Inc	TCO	REITs	1.30%
Global X SuperDividend ETF	SDIV	International Equities	1.34%
Spdr S & P International Dividend Etf	DWX	International Equities	1.39%
Spdr Barclays Capital Convertible Securities Etf	CWB	Preferred Stock/Convertible Bonds	1.53%
New Residential Investment Corp	NRZ	Mortgage REITs	1.57%
Market Vectors JP Morgan EM Local Currency Bd ETF	EMLC	Emerging Markets Bonds	1.73%
Powershares Etf Fund Trusts Ii	PGX	Preferred Stock/Convertible Bonds	1.86%
WisdomTree Emerging Markets High Dividend Fund	DEM	International Equities	2.14%
Macerich Co	MAC	REITs	2.18%
Prospect Capital Corp	PSEC	BDCs	2.40%
American Capital Agency Corp	AGNC	Mortgage REITs	2.76%
Ares Capital Corp	ARCC	BDCs	3.26%
Annaly Capital Management Inc	NLY	Mortgage REITs	3.45%
PowerShares Emerging Markets Sovereign Debt Port	PCY	Emerging Markets Bonds	3.97%
Ishares Dow Jones International Select Dividend Index Fund	IDV	International Equities	4.51%
SPDR Barclays High Yield Bond ETF	JNK	High Yield Bonds	6.11%
Ishares Jpmorgan Usd	EMB	Emerging Markets Bonds	6.87%
iShares US Preferred Stock ETF	PFF	Preferred Stock/Convertible Bonds	8.33%
iShares iBoxx $ High Yield Corporate Bond Fund	HYG	High Yield Bonds	8.93%

* Weights are as of December 31, 2015.

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MLTI – Index Components Pg 6

MLTI – Coupon History Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Coupon Payment Schedule

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MLTI – Coupon History Pg 1

January 2016

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

MLTI: X-Links Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the “ETNs” or “MLTI”), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

1

MLPN: X-Links Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the “ETNs” or “MLPN”), which are linked to the return of the Cushing® 30 MLP Index (the “Index”). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

2

GLDI: X-Links Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

3

SLVO: X-Links Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

4

Selected Investment Considerations

•	An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled “Risk Factors” in the applicable pricing supplement.
•	The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
•	You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
•	Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
•	The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

•	The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
•	We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
•	Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG (“Credit Suisse”) has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=SLVO

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | Website: www.credit-suisse.com/etn

Copyright ©2016 CREDIT SUISSE AG and/or its affiliates. All rights reserved.

5

MLTI – Coupon History Pg 2

Current Yield (annualized)* 8.28%

Ex Date	Record Date	Payment Date	Coupon
January 12, 2016	January 14, 2016	January 25, 2016	$0.3418
December 09, 2015	December 11, 2015	December 21, 2015	$0.0791
November 10, 2015	November 13, 2015	November 23, 2015	$0.0926

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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MLTI – Coupon History Pg 2

SLVO – Overview Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

- Factsheet
- Prospectus (Including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

ETN Profile

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SLVO – Overview Pg 1

SLVO – Overview Pg 2

CUSIP:	22542D449
Primary Exchange:	NASDAQ
Inception Date:	April 16, 2013
Maturity Date:	April 21, 2033
Annual Investor Fee[1]:	0.65%
Current Yield:	"Coupon History" Tab
Underlying Index:	Credit Suisse NASDAQ Silver FLOWS™ 106 Index
Index Ticker:	QSLVO

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

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84

SLVO – Overview Pg 2

SLVO – Performance Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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- Hybrids
- MLPs

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- Commodity Strategies
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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

- Factsheet
- Prospectus (Including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

X-Links Monthly Performance Update

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SLVO – Performance Pg 1

SLVO – Performance Pg 2

Data (as of January 08, 2016)			
Closing Indicative Value:	$9.28	Market Cap:	$30,486,218
Closing Traded Price:	$9.30	ETNs Outstanding:	3,278,088

Performance (as of January 08, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
SLVOIV (ETN Indicative Value)*	-1.80%	-12.45%	-11.11%	0.87%	-20.68%	N/A
QSLVO: Credit Suisse NASDAQ Silver FLOWS™ 106 Index	-1.80%	-12.39%	-10.82%	0.87%	-20.20%	-52.79%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee.
Historical performance data reflects the price return only and does not include distributions of SLVO nor the distributions of its underlying index, QSLVO. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CREDIT SUISSE
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SLVO – Performance Pg 2

SLVO – Performance Pg 3

Performance Chart (QSLVO):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index

3400
3200
3000
2800
2600
Closing Level
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index from March 28, 2013 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

CREDIT SUISSE

87

SLVO – Performance Pg 3

SLVO – Performance Pg 4

Performance Chart (SLVOIV):

Performance Periods: 1 Year

Closing Level
12
12
11
11
10
10
9
01 Apr 2015
01 Jul 2015
01 Oct 2015
01 Jan 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CREDIT SUISSE
88

SLVO – Performance Pg 4

SLVO – Coupon History Pg 1

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

- Factsheet
- Prospectus (Including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

Coupon Payment Schedule

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SLVO – Coupon History Pg 1

January 2016

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

MLTI: X-Links Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the “ETNs” or “MLTI”), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

1

MLPN: X-Links Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the “ETNs” or “MLPN”), which are linked to the return of the Cushing® 30 MLP Index (the “Index”). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

2

GLDI: X-Links Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

3

SLVO: X-Links Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the “ETNs”), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

1 The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See “Selected Investment Considerations” and information where you can obtain the relevant pricing supplements on page 5.

Continued on next page

4

Selected Investment Considerations

•	An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled “Risk Factors” in the applicable pricing supplement.
•	The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
•	You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
•	Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
•	The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

•	The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
•	We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
•	Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG (“Credit Suisse”) has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=SLVO

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | Website: www.credit-suisse.com/etn

Copyright ©2016 CREDIT SUISSE AG and/or its affiliates. All rights reserved.

5

SLVO – Coupon History Pg 2

Current Yield (annualized)* 14.87%

Ex Date	Record Date	Payment Date	Coupon
December 18, 2015	December 22, 2015	December 28, 2015	$0.0515
November 18, 2015	November 20, 2015	November 25, 2015	$0.1710
October 19, 2015	October 21, 2015	October 26, 2015	$0.1225
September 18, 2015	September 22, 2015	September 25, 2015	$0.1184
August 18, 2015	August 20, 2015	August 25, 2015	$0.0857
July 20, 2015	July 22, 2015	July 27, 2015	$0.0713
June 18, 2015	June 22, 2015	June 25, 2015	$0.0972
May 18, 2015	May 20, 2015	May 26, 2015	$0.0469
April 20, 2015	April 22, 2015	April 27, 2015	$0.0662
March 18, 2015	March 20, 2015	March 25, 2015	$0.1426
February 18, 2015	February 20, 2015	February 25, 2015	$0.2412
January 16, 2015	January 21, 2015	January 26, 2015	$0.2104
December 18, 2014	December 22, 2014	December 29, 2014	$0.2054
November 18, 2014	November 20, 2014	November 25, 2014	$0.1114
October 20, 2014	October 22, 2014	October 27, 2014	$0.0505
September 18, 2014	September 22, 2014	September 25, 2014	$0.0564
August 18, 2014	August 20, 2014	August 26, 2014	$0.1169
July 18, 2014	July 22, 2014	July 25, 2014	$0.1054
June 18, 2014	June 20, 2014	June 25, 2014	$0.1327
May 19, 2014	May 21, 2014	May 27, 2014	$0.1328
April 17, 2014	April 22, 2014	April 25, 2014	$0.2302

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SLVO – Coupon History Pg 3

March 18, 2014	March 20, 2014	March 25, 2014	$0.4375
February 19, 2014	February 21, 2014	February 26, 2014	$0.1312
January 17, 2014	January 22, 2014	January 27, 2014	$0.1397
December 18, 2013	December 20, 2013	December 27, 2013	$0.2021
November 18, 2013	November 20, 2013	November 25, 2013	$0.2189
October 18, 2013	October 22, 2013	October 25, 2013	$0.1554
September 18, 2013	September 20, 2013	September 25, 2013	$0.2463
August 19, 2013	August 21, 2013	August 27, 2013	$0.3319
July 18, 2013	July 22, 2013	July 25, 2013	$0.2497
June 18, 2013	June 20, 2013	June 25, 2013	$0.1830
May 20, 2013	May 22, 2013	May 28, 2013	$0.1721

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

CREDIT SUISSE

91

SLVO – Coupon History Pg 3